UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

(Amendment No. 3)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported)  April 3, 2017

Winnebago Industries, Inc.
(Exact Name of Registrant as Specified in its Charter)

Iowa	001-06403	42-0802678
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 152, Forest City, Iowa		50436
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code   641-585-3535

______________________________________________________________________
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note:
On November 14, 2016 Winnebago Industries, Inc. filed a Current Report on Form 8-K (including amendment No. 1 collectively the “Form 8-K”) to report the consummation of the previously announced acquisition of Grand Design RV, LLC (“Grand Design”) an Indiana limited liability company, pursuant to the terms of Securities Purchase Agreement (the “Purchase Agreement”) by and among Winnebago, Grand Design, Octavius Corporation, our wholly-owned subsidiary, Summit Partners Growth Equity Fund VIII-A, L.P., Summit Partners Growth Equity Fund VIII-B, L.P., Summit Partners Entrepreneur Advisors Fund I, L.P., Summit Investors I, LLC, Summit Investors I (UK), L.P., SP GE VIII-B GD RV Holdings, L.P., RDB III, Inc., and each of the shareholders of RDB III, Inc., Donald Clark, Ronald Fenech and William Fenech. On January 20, 2017, Winnebago filed Amendment No. 2 to the Form 8-K to amend and supplement Item 9.01 to include certain audited and pro forma financial information. This Amendment No. 3 amends and supplements Item 9.01 to update the pro forma financial information from the period ended November 26, 2016 to the period ended February 25, 2017 to correspond with Winnebago’s second quarter ended February 25, 2017. Except as stated in this Explanatory Note, no other information contained in the Form 8-K is changed.

Item 9.01 Financial Statements and Exhibits.

(b) Pro Forma Financial Information
Updated pro forma financial information attached hereto as Exhibit 99.1 to this Amendment No. 3 to Form 8-K and are incorporated herein by reference.

(d) Exhibits

Exhibit Number	Description
99.1	Unaudited Pro Forma Condensed Combined Financial Information

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WINNEBAGO INDUSTRIES, INC.

Date:	April 3, 2017	By:	/s/ Scott C. Folkers
		Name:	Scott C. Folkers
		Title:	Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description of Exhibit
99.1	Unaudited Pro Forma Condensed Combined Financial Information.